Exhibit 15.1

Immutep Limited

264 George Street

Sydney NSW 2000

Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-271484) of Immutep Limited of our report dated October 24, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Sydney, Australia

October 24, 2023